UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 22, 2005

CERADYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 549-0421

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 22, 2005, Ceradyne, Inc. issued a press release announcing that the underwriters of the Company's public offering of shares of its common stock have exercised their over-allotment option in full to purchase an additional 270,000 shares. Including the sale of these additional shares, the total number of shares sold by the Company in this offering will be 2,070,000. All of the shares were offered by the Company.

Ceradyne also announced today that the underwriters of the Company’s public offering of 2.875% senior subordinated convertible notes due 2035 have also exercised their over-allotment option in full to purchase an additional $11 million aggregate principal amount of the notes. Including the sale of these additional notes, the aggregate principal amount of 2.875% senior subordinated convertible notes due 2035 sold by the Company in this offering will be $121 million.

The common stock offering and senior subordinated convertible note offering were conducted as separate public offerings by means of separate prospectus supplements pursuant to registration statements on Form S-3 (Registration Statement Nos. 333-129197 and 333-130296).

A copy of the press release dated December 22, 2005 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit Number	Description
99.1	Press release of Ceradyne, Inc. dated December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

December 22, 2005	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Ceradyne, Inc. dated December 22, 2005.